                                                                    EXHIBIT 99.1



(SCS LOGO)                                                           NEW RELEASE


                                                                   JULY 15, 2004

      SCS TRANSPORTATION REPORTS 38% EPS INCREASE IN SECOND QUARTER, RAISES
                      EARNINGS GUIDANCE FOR FULL-YEAR 2004

(KANSAS CITY, Mo.) - SCS Transportation, Inc. (NASDAQ: SCST) today announced earnings per share of $0.36 for the second quarter of 2004, up 38 percent from $0.26 in the second quarter of 2003. Second-quarter revenues were $248.2 million, up 19 percent from $208.3 million a year earlier. Net income increased 40 percent to $5.5 million for the quarter, from $3.9 million in the second quarter of 2003. Second quarter results include planned integration costs of $0.04 per share after-tax, related to a first quarter acquisition.

"Robust demand and continued improvement in profitability produced strong earnings, despite higher than expected accident expenses in the second quarter," said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation. "Both operating companies, Saia and Jevic, made steady progress in operational performance, aided by volume gains and a firmer pricing environment."

"A major and strategic achievement in the quarter was the successful integration of nine additional states into the Saia system, following the first-quarter acquisition of Clark Bros. Transfer, Inc. The integration, completed in early May, added 3,600 new lanes and 10,000-plus direct points in the Midwest to the Saia network," Trucksess said. "Our associates showed skill and enthusiasm in working through the anticipated transition adjustments, and Saia expects further growth as we serve customer needs through the full 30-state territory."

Consolidated second-quarter operating income was $11.4 million, an increase of 28 percent from $8.9 million a year earlier. Consistent with expectations, results included $1.1 million in integration costs, completing the charges associated with the Clark Bros. acquisition. Also affecting operating income was an increase in self-insurance costs for certain accidents at Saia.

SCS Transportation Announces Second Quarter Earnings
Page 2


SAIA UPDATE

Saia revenues were $164.6 million in the second quarter, up 23.7 percent from a year earlier, due to volume gains in the historical Saia area, plus the newly acquired Midwest geography. Despite $1.1 million in planned integration charges and $1.4 million in higher than expected accident expenses, operating income for Saia was $9.1 million, up 15.4 percent from the prior-year quarter. Excluding integration charges, Saia's operating ratio was 93.8 percent in the second quarter, an improvement from 94.1 percent a year earlier.

JEVIC UPDATE

Jevic reported revenues of $83.6 million in the second quarter, up 11.3 percent from a year earlier, as volume and yield increases contributed to higher less-than-truckload and truckload revenues. Due to revenue growth, as well as strong operating efficiency gains, operating income for Jevic more than doubled to $3.6 million from $1.6 million in the prior-year quarter. Jevic's second-quarter operating ratio was 95.7 percent, a 220 basis point improvement from the prior-year quarter.

OUTLOOK

Based on first-half results, projected economic conditions and company specific operating initiatives, management now expects full-year 2004 earnings per share in a range of $1.52 to $1.60, including the $2.1 million, or $0.08 per share, in integration costs already recorded. For the third quarter of 2004, management expects earnings per share in a range of $0.51 to $0.57.

CONFERENCE CALL

SCS Transportation will hold its quarterly conference call on Friday, July 16, 2004, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Bert Trucksess, chairman, president and CEO, and Jim Bellinghausen, vice president of finance and CFO, will host the call. To participate, please dial 1-800-275-8866, or 1-706-634-4936 for international calls. Callers should dial in five to 10 minutes before the starting time. This call will be webcast live via the company's web site at www.scstransportation.com and will be archived on the site for 30 days. A replay

SCS Transportation Announces Second Quarter Earnings
Page 3


of the call will also be available beginning two hours after completion, through July 23, 2004, by dialing 1-800-642-1687 and using conference code 8000242.

SCS Transportation, Inc. (NASDAQ: SCST) provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With 2003 revenues of $827 million, the company focuses on regional and interregional less-than-truckload (LTL) and selected truckload (TL) services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 8,300 employees nationwide, including the recently acquired operations.

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers; governmental regulations, including but not limited to Hours of Service, engine emissions and Homeland Security; cost and availability of fuel; inclement weather; expansion and integration risks; competitive initiatives and pricing pressures; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC filings.

                                      # # #

INVESTOR CONTACT:       Greg Drown
                        SCS Transportation, Inc.
                        816-714-5906
                        gdrown@scstransportation.com

MEDIA CONTACT:          Dick Johnson
                        Johnson Strategic Communications Inc.
                        913-649-8885
                        dick@johnsonstrategic.com

               SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (AMOUNTS IN THOUSANDS)
                              (UNAUDITED)

                                                                   JUNE 30,        DECEMBER 31,
                                                                     2004              2003
                                                                 ------------      ------------
ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                                  $     21,024      $     30,870
      Accounts receivable                                             112,901            93,283
      Prepaid expenses and other                                       34,631            30,361
                                                                 ------------      ------------
           Total current assets                                       168,556           154,514

PROPERTY AND EQUIPMENT:
      Cost                                                            541,635           519,715
      Less: Accumulated depreciation                                  241,680           227,322
                                                                 ------------      ------------
           Net property and equipment                                 299,955           292,393

GOODWILL AND OTHER ASSETS                                              35,329            17,159
                                                                 ------------      ------------
           Total assets                                          $    503,840      $    464,066
                                                                 ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable and checks outstanding                    $     36,060      $     27,545
      Wages and employees' benefits                                    37,325            30,779
      Other current liabilities                                        35,518            27,671
      Current portion of long-term debt                                 1,263                --
                                                                 ------------      ------------
           Total current liabilities                                  110,166            85,995

OTHER LIABILITIES:
      Long-term debt                                                  121,497           116,510
      Deferred income taxes                                            53,455            53,504
      Claims, insurance and other                                      19,209            18,475
                                                                 ------------      ------------
           Total other liabilities                                    194,161           188,489

SHAREHOLDERS' EQUITY:
      Common stock                                                         15                15
      Additional paid-in capital                                      203,719           201,743
      Deferred compensation trust                                        (885)             (760)
      Retained earnings (deficit)                                      (3,336)          (11,416)
                                                                 ------------      ------------
           Total shareholders' equity                                 199,513           189,582
                                                                 ------------      ------------
           Total liabilities and shareholders' equity            $    503,840      $    464,066
                                                                 ============      ============

                    SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
           FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             Second Quarter                    Six Months
                                                       --------------------------      --------------------------
                                                          2004            2003            2004            2003
                                                       ----------      ----------      ----------      ----------

OPERATING REVENUE                                      $  248,232      $  208,263      $  473,508      $  408,373

OPERATING EXPENSES:
      Salaries, wages and employees' benefits             137,283         116,003         265,226         229,147
      Purchased transportation                             23,424          22,384          43,576          41,500
      Operating expenses and supplies                      45,498          35,191          87,635          73,006
      Operating taxes and licenses                          9,353           8,008          18,493          16,058
      Claims and insurance                                  8,516           6,706          14,997          13,342
      Depreciation and amortization                        12,154          10,985          23,776          21,840
      Operating (gains) and losses                           (437)             81            (428)             59
      Integration charges                                   1,050              --           2,054              --
                                                       ----------      ----------      ----------      ----------
           Total operating expenses                       236,841         199,358         455,329         394,952
                                                       ----------      ----------      ----------      ----------

OPERATING INCOME                                           11,391           8,905          18,179          13,421

NONOPERATING EXPENSES:
      Interest expense                                      2,386           2,386           4,807           4,677
      Other, net                                              (51)           (194)           (126)           (228)
                                                       ----------      ----------      ----------      ----------
           Nonoperating expenses, net                       2,335           2,192           4,681           4,449

INCOME BEFORE INCOME TAXES                                  9,056           6,713          13,498           8,972
Income tax provision                                        3,583           2,790           5,418           3,723
                                                       ----------      ----------      ----------      ----------
NET INCOME                                             $    5,473      $    3,923      $    8,080      $    5,249
                                                       ==========      ==========      ==========      ==========

Average common shares outstanding - basic                  14,837          14,665          14,789          14,675
                                                       ==========      ==========      ==========      ==========

Average common shares outstanding - diluted                15,312          15,083          15,274          15,089
                                                       ==========      ==========      ==========      ==========

Basic earnings per share                               $     0.37      $     0.27      $     0.55      $     0.36
                                                       ==========      ==========      ==========      ==========

Diluted earnings per share                             $     0.36      $     0.26      $     0.53      $     0.35
                                                       ==========      ==========      ==========      ==========

                       SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                (AMOUNTS IN THOUSANDS)
                                      (UNAUDITED)

                                                               2004            2003
                                                            ----------      ----------

OPERATING ACTIVITIES:
        Net cash from operating activities                  $   29,027      $   24,970

INVESTING ACTIVITIES:
  Acquisition of property and equipment                        (18,725)        (17,751)
  Proceeds from disposal of property and equipment               2,646           2,908
  Acquisition of subsidiary, net of cash received              (23,549)             --
                                                            ----------      ----------
        Net cash used in investing activities                  (39,628)        (14,843)

FINANCING ACTIVITIES:
 Proceeds from stock option exercises                              755             317
                                                            ----------      ----------
        Net cash from financing activities                         755             317
                                                            ----------      ----------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS              (9,846)         10,444
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD                    30,870          21,872
                                                            ----------      ----------
CASH & CASH EQUIVALENTS, END OF PERIOD                      $   21,024      $   32,316
                                                            ==========      ==========

                          Saia Motor Freight Line, Inc.
                              Financial Information
           for the Quarter and Six Months Ended June 30, 2004 and 2003
                             (Amounts in Thousands)

                                                          Second Quarter                             Six Months
                                                    ------------------------        %         ------------------------        %
                                                       2004          2003         Change         2004          2003         Change
                                                    ----------    ----------    ----------    ----------    ----------    ----------

Operating revenue (excluding fuel surcharge)           156,014       128,606          21.3       292,721       247,179          18.4

Operating revenue                                      164,604       133,117          23.7       307,420       256,728          19.7

Operating income                                         9,114         7,901                      15,207        12,198

Integration charges                                      1,050            --                       2,054            --

Operating ratio                                           94.5          94.1                        95.1          95.2

Operating ratio excluding integration charges             93.8          94.1                        94.4          95.2

                                                                                        Second Quarter
                                                                                   ------------------------
                                             Second Quarter                             Amount/Workday
                                        ------------------------        %          ------------------------        %
                                           2004          2003         Change          2004          2003         Change
                                        ----------    ----------    ----------     ----------    ----------    ----------

Workdays                                                                                   64            64

F/S Revenue                    LTL         152,167       122,776          23.9        2,377.6       1,918.4          23.9
                               TL           12,437        10,341          20.3          194.3         161.6          20.3
                               Total       164,604       133,117          23.7        2,571.9       2,080.0          23.7

Revenue excluding              LTL         152,440       122,817          24.1        2,381.9       1,919.0          24.1
revenue recognition            TL           12,459        10,344          20.4          194.7         161.6          20.4
adjustment                     Total       164,899       133,161          23.8        2,576.6       2,080.6          23.8

Tonnage                        LTL             759           620          22.4          11.86          9.69          22.4
                               TL              165           143          15.5           2.57          2.23          15.5
                               Total           924           763          21.1          14.43         11.92          21.1

Shipments                      LTL           1,380         1,163          18.6          21.56         18.18          18.6
                               TL               22            18          20.0           0.34          0.28          20.0
                               Total         1,402         1,181          18.6          21.90         18.46          18.6

Revenue/cwt.                   LTL           10.04          9.90           1.4
                               TL             3.78          3.63           4.3
                               Total          8.93          8.73           2.3

Revenue/cwt.                   LTL            9.48          9.55          (0.6)
 (excluding fuel surcharge)    TL             3.75          3.60           4.2
                               Total          8.46          8.43           0.3

Revenue/shipment               LTL          110.49        105.58           4.7
                               TL           576.43        574.16           0.4
                               Total        117.68        112.72           4.4

Pounds/shipment                LTL           1,100         1,066           3.2
                               TL           15,236        15,829          (3.7)
                               Total         1,318         1,291           2.1

                           Jevic Transportation, Inc.
                              Financial Information
           For the Quarter and Six Months Ended June 30, 2004 and 2003
                             (Amounts in thousands)

                                                         Second Quarter                              Six Months
                                                    ------------------------        %         ------------------------        %
                                                       2004          2003         Change         2004          2003         Change
                                                    ----------    ----------    ----------    ----------    ----------    ----------

Operating revenue (excluding fuel surcharge)            79,125        72,550           9.1       157,912       145,752           8.3

Operating revenue                                       83,628        75,146          11.3       166,088       151,645           9.5

Operating income                                         3,587         1,571         128.3         5,468         2,675         104.4

Operating ratio                                           95.7          97.9                        96.7          98.2

                                                                                    Second Quarter
                                                                               ------------------------
                                         Second Quarter                             Amount/Workday
                                    ------------------------        %          ------------------------        %
                                       2004          2003         Change          2004          2003         Change
                                    ----------    ----------    ----------     ----------    ----------    ----------
Workdays                                                                               63            63

F/S Revenue                LTL          53,731        49,527           8.5          852.9         786.1           8.5
                           TL           26,792        23,410          14.4          425.3         371.6          14.4
                           Other         3,105         2,209          40.6           49.3          35.1          40.6
                           Total        83,628        75,146          11.3        1,327.5       1,192.8          11.3

Revenue excluding          LTL          53,641        49,405           8.6          851.4         784.2           8.6
revenue recognition        TL           26,747        23,351          14.5          424.6         370.7          14.5
adjustment                 Other         3,105         2,209          40.6           49.3          35.1          40.6
                           Total        83,493        74,965          11.4        1,325.3       1,190.0          11.4

Tonnage                    LTL             270           264           2.3           4.29          4.19           2.3
                           TL              310           286           8.6           4.93          4.53           8.6
                           Total           580           550           5.5           9.22          8.72           5.5

Shipments                  LTL             222           219           1.1           3.52          3.48           1.1
                           TL               37            34           9.2           0.58          0.53           9.2
                           Total           259           253           2.4           4.10          4.01           2.4

Revenue/cwt.               LTL            9.93          9.35           6.2
                           TL             4.31          4.09           5.4
                           Total          6.93          6.62           4.6

Revenue/cwt.               LTL            9.37          9.02           3.9
 (excl. fuel surcharge)    TL             4.07          3.94           3.2
                           Total          6.54          6.38           2.4

Revenue/shipment           LTL          241.83        225.18           7.4
                           TL           729.78        695.88           4.9
                           Total        311.02        287.62           8.1

Pounds/shipment            LTL           2,435         2,407           1.2
                           TL           16,933        17,024          (0.5)
                           Total         4,479         4,346           3.1